Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated July 26, 2017, in the Registration Statement (Form N-1A) of Stone Ridge Trust for the periods ended May 31, 2017, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-184477).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

September 28, 2017